Exhibit 21.1
OCLARO, INC. SUBSIDIARIES
Avanex Communications Technologies Co., Ltd., a People’s Republic of China Company
Avanex France OIF S.A., A French company
Avanex International Corporation, a Delaware corporation
Avanex (Thailand) Limited, a Thai company
Avanex U.S.A. Corporation, a Delaware corporation
Avalon Photonics AG, a Swiss corporation
Bookham International Ltd., a Cayman Islands company
Bookham Nominees Ltd., a U.K. company
Bookham Technology KK, a Japanese corporation
Forthaven Limited, a U.K. company
Ignis Optics, Inc., a Delaware corporation
New Focus GmbH, a German corporation
Oclaro (Canada), Inc. (formerly Bookham (Canada), Inc.), a Canadian corporation
Oclaro (North America), Inc. (formerly Avanex Corporation)
Oclaro Photonics, Inc. (formerly New Focus, Inc.)
Oclaro (Switzerland) AG (formerly Bookham (Switzerland) AG), a Swiss corporation
Oclaro Technology, Inc. (formerly Bookham (US) Inc.), a Delaware corporation
Oclaro Technology plc (formerly Bookham Technology plc), a U.K. corporation
Oclaro Technology (Shenzhen) (FFTZ) Co. Ltd., (formerly Bookham Technology (Shenzhen) (FFTZ) Co. Ltd.), a People’s Republic of China company